Exhibit 99.1

            Mentor Graphics Reports Fourth Quarter Results

            Delivers Record Bookings, Revenue and Earnings


    WILSONVILLE, Ore.--(BUSINESS WIRE)--Feb. 1, 2007--Mentor Graphics Corporation (Nasdaq: MENT) today announced record fourth quarter revenue of $246.2 million, up 11% from the prior year fourth quarter. On a GAAP basis, diluted earnings per share were $.36. Earnings per share were $.55 on a non-GAAP basis. Bookings were up 20% over the previous fourth quarter, as well as for the full year. For the year, GAAP earnings per share were up from $.07 in 2005 to $.33 in 2006, while non-GAAP earnings per share more than doubled from $.41 to $.86.

    "2006 was a great year across all of our product lines," said Walden C. Rhines, chairman and CEO of Mentor Graphics. "Customers' needs for new design platforms, particularly in functional verification, physical verification and yield enhancement, drove strong growth. We expect these needs for new tools and technologies to continue to fuel customer demand."

    Compared to the fourth quarter of 2005, bookings more than doubled in Scalable Verification, and were also up about 35% over the whole year. New and Emerging bookings were up 30% for the quarter and 10% for the year. IC Design to Silicon bookings, up 35% for the year, were down 10% for the quarter. This reflected the concentration of systems company contract renewals, rather than IC company contract renewals, in the quarter. Integrated Systems Design bookings were up 5% for both the quarter and for the year.

    IC Design to Silicon continued to extend its lead in design-for-manufacturing with the announcement of its third-generation resolution enhancement technology product, Calibre(R) nmOPC. The company also announced a relationship with Mercury Computer Systems to create a hybrid computing platform based on the Cell BE processor to accelerate the increasingly time-consuming task of computational lithography.

    For the quarter, strong renewals drove North America bookings up 50%, year on year, to record levels. Pacific Rim bookings were up 5%, while Europe and Japan bookings were down 10% and 30% respectively as a result of contract renewal timing. Split of revenue by geography was 55% North America, 25% Europe, 10% Pacific Rim, and 10% Japan.

    "2006 saw significant improvement in operating margins as the investments the company has made in new technologies served us well," said Gregory K. Hinckley, president of Mentor Graphics. "On top of the record results of 2006, and in particular the fourth quarter, we also exited the year with the second strongest book-to-bill the company has ever had."

    Special charges of $2.9 million were acquisition related.

    The company is moving to a new fiscal year ending January 31st, rather than December 31st. As a result, fiscal 2007 will be the month of January 2007 and fiscal 2008 will run February 2007 to January
2008.

    Guidance

    For full year fiscal 2008, the company expects revenue of about $830 million, GAAP earnings per share of approximately $.69 and non-GAAP earnings per share of approximately $.95.

    After the accounting close of fiscal 2007, Mentor will provide further quarterly guidance.

    Discussion of Non-GAAP Financial Measures

    Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased intangible assets, merger and acquisition charges, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business.

    Purchased intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. Merger and acquisition charges represent in-process research and development charges related to products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results.

    During the twelve months ended December 31, 2006, $7.23 million of interest expense attributable to net retirement premiums and write-offs of debt issuance costs related to the refinancing of certain convertible debt was excluded as management does not consider this transaction a part of its core operating performance. During the twelve months ended December 31, 2006 and 2005, $895 thousand and $800 thousand of gain on investment earnout income was excluded, respectively. During the twelve months ended December 31, 2005, a $4.75 million purchase of technology that had not yet reached technological feasibility, and a $957 thousand gain on the sale of a building, were also excluded.

    In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

    Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

    Management excludes from its non-GAAP measures certain recurring items to facilitate its review of the comparability of the company's core operating performance on a period-to-period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

    -- Amortization charges for our purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company's acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of the company's net income (loss) is in the first twelve months following the acquisition.

    -- Special charges are primarily severance related and are due to the company's reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in the company's annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

    -- Merger and acquisition charges are in-process R&D charges, which are largely disregarded as acquisition decisions are made and which often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

    -- Management supplementally considers performance without the impact of stock-based compensation charges and believes this information is useful to investors to compare our performance to prior periods before SFAS 123R and to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We view stock-based compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period. We therefore exclude these charges for purposes of evaluating our core performance.

    -- Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which the company operates. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the twelve months ended December 31, 2006, is 28%. This tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect the Company's tax rate depending upon the Company's level of profitability.

    Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future the company expects to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

    -- Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income
        (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

    -- The company regularly engages in acquisition and assimilation activities as part of its ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact available funds of the company.

    -- The company's stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

    -- The company's income tax expense (benefit) will be ultimately based on its GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.

    -- Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,250 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

    Mentor Graphics and Calibre are registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.

    Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in spending on the company's products by its customers due to cyclical downturns; (ii) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings; (v) the impact of tax audits by the IRS or other taxing authorities, or changes in tax laws, regulations or enforcement practices where the company does business; (vi) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results; (vii) effects of unanticipated shifts in product mix on gross margin; (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations; and (ix) weakness in the US or other economies, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.



                     MENTOR GRAPHICS CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues:
 System and software           $168,205  $145,837  $486,832  $410,264
 Service and support             77,988    75,433   304,751   294,985
                               --------- --------- --------- ---------
    Total revenues              246,193   221,270   791,583   705,249
                               --------- --------- --------- ---------
Cost of revenues: (1)
 System and software              5,532     5,305    18,070    18,034
 Service and support             21,283    21,196    83,405    81,039
 Amortization of purchased
  technology                      3,328     3,150    13,270    11,639
                               --------- --------- --------- ---------
    Total cost of revenues       30,143    29,651   114,745   110,712
                               --------- --------- --------- ---------
    Gross margin                216,050   191,619   676,838   594,537
                               --------- --------- --------- ---------
Operating expenses:
 Research and development (2)    56,357    53,610   227,161   212,676
 Marketing and selling (3)       84,366    77,319   292,863   274,946
 General and administration (4)  25,685    19,491    92,302    76,834
 Amortization of intangible
  assets (5)                      1,249     1,080     4,664     4,233
 Special charges (6)                635     4,248     7,147     6,777
 Merger and acquisition related
  charges (7)                     2,260         -     2,440       750
                               --------- --------- --------- ---------
    Total operating expenses    170,552   155,748   626,577   576,216
                               --------- --------- --------- ---------
Operating income (loss):         45,498    35,871    50,261    18,321
 Other income, net (8)            5,371     6,375    17,207    16,893
 Interest expense (9)            (6,157)   (5,873)  (29,560)  (21,920)
                               --------- --------- --------- ---------
 Income before income taxes      44,712    36,373    37,908    13,294
 Provision for income taxes
  (10)                           13,730    19,496    10,704     7,487
                               --------- --------- --------- ---------
    Net income                 $ 30,982  $ 16,877  $ 27,204  $  5,807
                               ========= ========= ========= =========
 Net income per share:
    Basic                      $   0.37  $   0.21  $   0.33  $   0.07
                               ========= ========= ========= =========
    Diluted (a)                $   0.36  $   0.21  $   0.33  $   0.07
                               ========= ========= ========= =========
 Weighted average number of shares
  outstanding:
    Basic                        83,020    79,202    81,303    78,633
                               ========= ========= ========= =========
    Diluted (a)                  86,974    80,144    82,825    80,133
                               ========= ========= ========= =========

 Refer to following page for a description of footnotes.

    (a) Diluted net income per share includes $656 of convertible debt interest, net of tax added back to GAAP net income for the three months ended December 31, 2006. Diluted weighted average number of shares outstanding includes the 2,351 corresponding dilutive shares.


 Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures".

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
(1) Cost of revenues:
     Stock-based compensation  $    290  $      -  $    942  $      -
     Amortization of purchased
      intangible assets           3,328     3,150    13,270    11,639
                               --------- --------- --------- ---------
                               $  3,618  $  3,150  $ 14,212  $ 11,639
                               ========= ========= ========= =========
(2) Research and development:
     Stock-based compensation  $  1,774  $      -  $  5,940  $      -
     Unusual charge related to
      the purchase of
      technology                      -         -         -     4,750
                               --------- --------- --------- ---------
                               $  1,774  $      -  $  5,940  $  4,750
                               ========= ========= ========= =========
(3) Marketing and selling:
     Stock-based compensation  $  1,451  $      -  $  4,791  $      -
                               --------- --------- --------- ---------
                               $  1,451  $      -  $  4,791  $      -
                               ========= ========= ========= =========
(4) General and administration:
     Stock-based compensation  $    563  $      -  $  1,923  $      -
                               --------- --------- --------- ---------
                               $    563  $      -  $  1,923  $      -
                               ========= ========= ========= =========
(5) Amortization of intangible
 assets:
     Amortization of purchased
      other intangible assets  $  1,249  $  1,080  $  4,664  $  4,233
                               --------- --------- --------- ---------
                               $  1,249  $  1,080  $  4,664  $  4,233
                               ========= ========= ========= =========
(6) Special charges:
     Rebalance and
      restructuring costs      $    635  $  4,248  $  7,147  $  6,777
                               --------- --------- --------- ---------
                               $    635  $  4,248  $  7,147  $  6,777
                               ========= ========= ========= =========
(7) Merger and acquisition
 related charges:
     In-process research and
      development              $  2,260  $      -  $  2,440  $    750
                               --------- --------- --------- ---------
                               $  2,260  $      -  $  2,440  $    750
                               ========= ========= ========= =========
(8) Other income, net:
     Gain on sale of building  $      -  $      -  $      -  $   (957)
     Investment earnout payment
      receipt                         -      (331)     (895)     (800)
                               --------- --------- --------- ---------
                               $      -  $   (331) $   (895) $ (1,757)
                               ========= ========= ========= =========
(9) Interest expense:
     Debt retirement costs     $    998  $      -  $  7,225  $      -
                               --------- --------- --------- ---------
                               $    998  $      -  $  7,225  $      -
                               ========= ========= ========= =========
(10) Provision for income
 taxes:
      Income tax effects       $  3,996  $ 11,927  $ (3,806) $    740
                               --------- --------- --------- ---------
                               $  3,996  $ 11,927  $ (3,806) $    740
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
           UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
            (In thousands, except earnings per share data)

                                     Three Months     Twelve Months
                                         Ended             Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
GAAP net income                    $30,982  $16,877  $27,204  $ 5,807
Non-GAAP adjustments:
 Stock-based compensation: (1)
  Cost of revenues                     290        -      942        -
  Research and development (R&D)     1,774        -    5,940        -
  Marketing and selling              1,451        -    4,791        -
  General and administration           563        -    1,923        -
 Acquisition - related items:
  Amortization of purchased
   intangible assets
    Cost of revenues (2)             3,328    3,150   13,270   11,639
    Other operating expense (3)      1,249    1,080    4,664    4,233
  R&D Charge related to the
   purchase of technology (4)            -        -        -    4,750
  In-process R&D (5)                 2,260        -    2,440      750
 Special charges (6)                   635    4,248    7,147    6,777
 Non-operating gains (7)                 -     (331)    (895)  (1,757)
 Interest expense (8)                  998        -    7,225        -
 Income tax effects (9)              3,996   11,927   (3,806)     740
                                   -------- -------- -------- --------
 Total of non-GAAP adjustments      16,544   20,074   43,641   27,132
                                   -------- -------- -------- --------
Non-GAAP net income                $47,526  $36,951  $70,845  $32,939
                                   ======== ======== ======== ========

GAAP weighted average shares
 (diluted)                          86,974   80,144   82,825   80,133
 Non-GAAP adjustment (10)                -   12,070        -        -
                                   -------- -------- -------- --------
Non-GAAP weighted average shares
 (diluted)                          86,974   92,214   82,825   80,133
                                   ======== ======== ======== ========

GAAP net income per share (diluted)$  0.36  $  0.21  $  0.33  $  0.07
 Non-GAAP adjustments detailed
  above (10)                          0.19     0.22     0.53     0.34
                                   -------- -------- -------- --------
Non-GAAP net income per share
 (diluted)                         $  0.55  $  0.43  $  0.86  $  0.41
                                   ======== ======== ======== ========

----------------------------------------------------------------------
(1) Equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(2) Amount represents purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(3) Purchased other identified intangible assets are amortized to other operating expense over two to five years. Purchased other identified intangible assets includes tradenames, employment agreements, customer relationships and deferred compensation which are the result of acquisition transactions.

(4) Twelve months ended December 31, 2005: A charge of $4,750 for a purchase of technology that had not reached technological feasibility. This technology will be the basis for a new offering in the Calibre product family which is expected to be introduced in 2007.

(5) Three months ended December 31, 2006: Write off of in-process research and development related to three acquisitions in the fourth quarter: $280, $280, and $1,700 related to the Summit, Next Device and Spiratech acquisitions, respectively.
    Twelve months ended December 31, 2006: Write off of $2,440 for in-process research and development, $180, related to the Evercad acquisition in the first quarter and, $2,260 in the fourth quarter.
    Twelve months ended December 31, 2005: Merger and acquisition related charges consist of in-process R&D charges related to the acquisitions of Volcano Communications Technologies AB and Aptix Corporation.

(6) Three months ended, December 31, 2006: Special charges consist of
     (i) costs incurred related to the discontinuation of a product line of $668, (ii) $74 incurred for employee rebalances consisting of severance benefits, notice pay and outplacement services, (iii) ($391) related to reoccupation of a previously abandoned facility and (iv) $284 for the write-off of failed acquisition costs.
    Three months ended, December 31, 2005: Special charges consist of
     (i) costs incurred related to the discontinuation of a product line of $2,290, (ii) $1,242 incurred for employee rebalances consisting of severance benefits, notice pay and outplacement services, (iii) $551 for the abandonment of excess leased facility space in North America, and (iv) $165 in other costs incurred.
    Twelve months ended December 30, 2006: Special charges consist of
     (i) $4,407 of costs incurred for employee rebalances, which include severance benefits, notice pay and outplacement services,
     (ii) $2,293 related to the discontinuation of product lines which included the abandonment of excess leased facility space, the disposal of related assets and other costs, (iii) ($391) related to a reoccupation of a previously abandoned facility, (iv) $361 for the write-off of failed acquisition costs, and (v) $477 in other costs incurred.
    Twelve months ended December 30, 2005: Special charges consist of
     (i) $4,005 of costs incurred for employee rebalances, which include severance benefits, notice pay and outplacement services,
     (ii) $2,290 related to the discontinuation of a product line which included the abandonment of excess leased facility space, the disposal of related assets and other costs, (iii) $642 related to abandonment of excess leased facility space, (iv) ($550) reversal of previously recorded non-cancelable lease payments due to an increase in the expected sublease income, and
     (v) $390 in other costs incurred.

(7) Three months ended December 31, 2005: Investment earnout payment received related to a sale of stock in 2003.
    Twelve months ended December 31, 2006: Investment earnout payment received related to a sale of stock in 2003.
    Twelve months ended December 31, 2005: Investment earnout payments of $800 received related to a sale of stock in 2003 and a $957 gain on sale of a building in the first quarter of 2005.

(8) Three and twelve months ended December 31, 2006: Premium and unamortized debt costs related to the redemption of convertible debt.

(9) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

(10)Three months ended December 31, 2005: Non-GAAP weighted average shares include dilutive shares related to the company's convertible debt as required by EITF 04-8. Income per share calculation includes $3,069 of convertible debt interest, net of tax added back to non-GAAP net income to determine the non-GAAP income per share (diluted) for the three months ended December 31, 2005.




                     MENTOR GRAPHICS CORPORATION
   UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP
                          FINANCIAL MEASURES
                  (In thousands, except margin data)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP gross margin              $216,050  $191,619  $676,838  $594,537
Reconciling items to non-GAAP
 gross margin
  Stock-based compensation          290         -       942         -
  Amortization of purchased
   intangible assets              3,328     3,150    13,270    11,639
                               --------- --------- --------- ---------
Non-GAAP gross margin          $219,668  $194,769  $691,050  $606,176
                               ========= ========= ========= =========


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP gross margin as a percent
 of total revenue                    88%       87%       86%       84%
  Non-GAAP adjustments detailed
   above                              1%        1%        1%        2%
                               --------- --------- --------- ---------
Non-GAAP gross margin as a
 percent of total revenue            89%       88%       87%       86%
                               ========= ========= ========= =========


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP operating expenses        $170,552  $155,748  $626,577  $576,216
Reconciling items to non-GAAP
 operating expenses
  Stock-based compensation       (3,788)        -   (12,654)        -
  Unusual charge related to the
   purchase of technology             -         -         -    (4,750)
  Amortization of purchased
   other identified intangible
   assets                        (1,249)   (1,080)   (4,664)   (4,233)
  Rebalance and restructuring
   costs                           (635)   (4,248)   (7,147)   (6,777)
  In-process research and
   development                   (2,260)        -    (2,440)     (750)
                               --------- --------- --------- ---------
Non-GAAP operating expenses    $162,620  $150,420  $599,672  $559,706
                               ========= ========= ========= =========


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP operating income          $ 45,498  $ 35,871  $ 50,261  $ 18,321

Reconciling items to non-GAAP
 operating income
  Stock-based compensation        4,078         -    13,596         -
  Amortization of purchased
   intangible assets              3,328     3,150    13,270    11,639
  Unusual charge related to the
   purchase of technology             -         -         -     4,750
  Amortization of purchased
   other identified intangible
   assets                         1,249     1,080     4,664     4,233
  Rebalance and restructuring
   costs                            635     4,248     7,147     6,777
  In-process research and
   development                    2,260         -     2,440       750
                               --------- --------- --------- ---------
Non-GAAP operating income      $ 57,048  $ 44,349  $ 91,378  $ 46,470
                               ========= ========= ========= =========


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP operating margin as a
 percent of total revenue            18%       16%        6%        3%
  Non-GAAP adjustments detailed
   above                              5%        4%        6%        4%
                               --------- --------- --------- ---------
Non-GAAP operating margin as a
 percent of total revenue            23%       20%       12%        7%
                               ========= ========= ========= =========


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
GAAP other income, net and
 interest expense              $   (786) $    502  $(12,353) $ (5,027)
Reconciling items to non-GAAP
 other income, net and interest
 expense
  Gain on sale of building            -         -         -      (957)
  Investment earnout payment
   receipt                            -      (331)     (895)     (800)
  Convertible debt retirement
   costs                            998         -     7,225         -
                               --------- --------- --------- ---------
Non-GAAP other income, net and
 interest expense              $    212  $    171  $ (6,023) $ (6,784)
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                      (In thousands - Unaudited)

                                             December 31, December 31,
                                                 2006         2005
                                             ------------ ------------
Assets
Current assets:
 Cash and short-term investments             $   129,857  $   114,410
 Trade accounts receivable, net                  117,003      101,593
 Term receivables, short-term                    146,123      133,273
 Prepaid expenses and other                       29,679       29,728
 Deferred income taxes                            12,549       13,127
                                             ------------ ------------

   Total current assets                          435,211      392,131
Property, plant and equipment, net                86,100       81,614
Term receivables, long term                      162,157      131,676
Intangible assets, net                           396,534      380,885
Other assets                                      46,237       34,631
                                             ------------ ------------

    Total assets                             $ 1,126,239  $ 1,020,937
                                             ============ ============

Liabilities and Stockholders' Equity
Current liabilities:
 Short-term borrowings                       $     7,181  $    11,858
 Accounts payable                                 20,122       15,268
 Income taxes payable                             45,521       37,598
 Accrued payroll and related liabilities         105,009       73,244
 Accrued liabilities                              34,938       29,362
 Deferred revenue                                116,237      106,453
                                             ------------ ------------

    Total current liabilities                    329,008      273,783
Long-term notes payable                          249,852      282,188
Other long-term liabilities                       14,312       16,826
                                             ------------ ------------
    Total liabilities                            593,172      572,797
                                             ------------ ------------

Stockholders' equity:
 Common stock                                    430,847      381,962
 Retained earnings                                72,728       45,524
 Accumulated other comprehensive income           29,492       20,654
                                             ------------ ------------
    Total stockholders' equity                   533,067      448,140
                                             ------------ ------------

    Total liabilities and stockholders'
     equity                                  $ 1,126,239  $ 1,020,937
                                             ============ ============




                     MENTOR GRAPHICS CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands - Unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Operating activities
Net income                     $ 30,982  $ 16,877  $ 27,204  $  5,807
Depreciation and amortization
 (1)                             11,735    10,941    47,577    44,466
Other adjustments to reconcile:
  Operating cash                  6,428   (11,449)    9,877   (13,856)
  Changes in working capital    (26,763)    1,645    (5,800)    8,242
                               --------- --------- --------- ---------

Net cash provided by operating
 activities                      22,382    18,014    78,858    44,659

Investing activities
Net cash used in investing
 activities                     (15,736)   (8,242)  (65,043)  (55,682)

Financing activities
Net cash provided by (used in)
 financing activities            (8,111)    5,082    (6,613)   18,918

Effect of exchange rate changes
 on cash and cash equivalents       369       778     1,176    (1,158)
                               --------- --------- --------- ---------

Net change in cash and cash
 equivalents                     (1,096)   15,632     8,378     6,737
Cash and cash equivalents at
 beginning of period             84,127    59,021    74,653    67,916
                               --------- --------- --------- ---------

Cash and cash equivalents at
 end of period                 $ 83,031  $ 74,653  $ 83,031  $ 74,653
                               ========= ========= ========= =========


----------------------------------------------------------------------

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $304 during the three months ended December 31, 2006, and $2,711 and $397 for the twelve months ending December 31, 2006 and 2005, respectively.




                     MENTOR GRAPHICS CORPORATION
            SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
    (In thousands, except for days sales outstanding - Unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Geographic Revenue:
   Americas                    $134,749  $100,653  $364,088  $304,554
                                   54.8%     45.5%     46.1%     43.2%
   Europe                      $ 65,549  $ 74,431  $204,364  $215,047
                                   26.6%     33.7%     25.8%     30.5%
   Japan                       $ 19,514  $ 20,227  $117,517  $ 99,301
                                    7.9%      9.1%     14.8%     14.1%
   Pac Rim                     $ 26,381  $ 25,959  $105,614  $ 86,347
                                   10.7%     11.7%     13.3%     12.2%

Other Data:
   Capital expenditures        $  9,909  $  8,960  $ 29,289  $ 26,246
   Days sales outstanding            96        96         -         -




                     MENTOR GRAPHICS CORPORATION
            UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
                     EARNINGS PER SHARE GUIDANCE

The following table reconciles the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:


                                                             ---------
                                                              FY 2008
                                                             ---------
Diluted GAAP net earnings per share                          $   0.69
Non-GAAP Adjustments:
  Amortization of purchased intangible assets (1)                0.09
  Amortization of other identified intangible assets (2)         0.06
  Stock-based compensation (3)                                   0.16
  Income tax effects (4)                                        (0.05)
                                                             ---------
Non-GAAP net income                                          $   0.95
                                                             =========

----------------------------------------------------------------------

(1) Excludes amortization of purchased intangible assets acquired in 20 separate acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for 2008 does not assume any new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 14 separate acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income
 (loss) before income taxes and tax effect on non-GAAP adjustments.



    CONTACT: Mentor Graphics
             Public and Investor Relations Director
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Investor Relations and Business Development Director
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com